Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Marshall T. Reynolds, Chairman and Chief Executive Officer and Larry A. Blount, Chief Financial Officer of Energy Services of America Corporation (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-K for the fiscal year ended September 30, 2008 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 29, 2008	/s/ Marshall T. Reynolds
Date	Marshall T. Reynolds
Chairman and Chief Executive Officer

December 29, 2008	/s/ Larry A. Blount
Date	Larry A. Blount
Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Energy Services of America Corporation and will be retained by Energy Services of America Corporation and furnished to the Securities and Exchange Commission or its staff upon request.